Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of Andrew D. Ory and Keith Seidman hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively of Acme Packet, Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as filed with the Securities and Exchange Commission (the “Report”) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2007	By:	/s/ ANDREW D. ORY
Andrew D. Ory President and Chief Executive Officer
Date: March 15, 2007	By:	/s/ KEITH SEIDMAN
Keith Seidman Chief Financial Officer and Treasurer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K, and “accompanies” such Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K to which it relates), notwithstanding any general incorporation language contained in such filing. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.